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                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-A

                   GENERAL FORM FOR REGISTRATION OF SECURITIES

                       Pursuant to Section 12(b) or (g) of
                       The Securities Exchange Act of 1934

                        BRISTOL TECHNOLOGY SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                                       58-2235556
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   (State or other jurisdiction of       (I.R.S. Employer Identification Number)
    incorporation or organization)


     18201 Von Karman, Suite 305
          Irvine, California                              92612
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(Address of principal executive offices)                (Zip Code)




Registrant's telephone number, including area code: (714) 475-0800

Securities to be registered pursuant to Section 12(b) of the Act:

              Title of each class              Name of each exchange on which
              to be so registered              each class is to be registered
              -------------------              ------------------------------
                     None                                   None

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.001 per share

               Class A Redeemable Common Stock Purchase Warrants
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                                (Title of Class)


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Item 1.           Description of Registrant's Securities to be Registered.

                  This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $.001 (the "Common Stock) and the Class A Redeemable Common Stock Purchase Warrants (the "Warrants") of Bristol Technology Systems, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock and the Warrants to be registered hereunder is set forth under the caption "Description of Securities" of the Registrant's prospectus dated September 12, 1996 (the "Prospectus"), included in its Registration Statement on Form SB-2 (No. 333-5570-LA) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as such Registration Statement was amended by Amendment No. 1 dated October 22, 1996, and Amendment No. 2 dated October 24, 1996, incorporated herein by reference.



Item 2.  Exhibits

             1       Form of Common Stock Certificate.

             2       Form of Class A Redeemable Common Stock Purchase Warrant.

             3       Amended and Restated Certificate of Incorporation.

             4       Bylaws.

             5       Warrant Agreement.


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                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  October 25, 1996                         BRISTOL TECHNOLOGY SYSTEMS, INC.



                                                By:   /s/ RICHARD H. WALKER
                                                --------------------------------
                                                      Richard H. Walker
                                                      President and Chief
                                                      Executive Officer



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                                  EXHIBIT INDEX


                   Exhibit                                                Page

1.       Form of Common Stock Certificate.

2.       Form of Class A Redeemable Common Stock Purchase Warrant.

3.       Amended and Restated Certificate of Incorporation.

4.       Bylaws.

5.       Warrant Agreement.

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